Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 2021 with respect to the audited financial statements of CKX Lands, Inc. for the years ended December 31, 2020 and 2019.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

May 27, 2021